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                                                                    EXHIBIT 99.2

                                    KB HOME
                               OFFER TO EXCHANGE
                          6 3/8% SENIOR NOTES DUE 2011
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
        FOR ANY AND ALL OF THE OUTSTANDING 6 3/8% SENIOR NOTES DUE 2011
     PURSUANT TO, AND SUBJECT TO THE TERMS AND CONDITIONS DESCRIBED IN, THE
                      PROSPECTUS DATED SEPTEMBER   , 2004

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON OCTOBER    , 2004, UNLESS EARLIER TERMINATED OR EXTENDED BY KB HOME

                                                              September   , 2004

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

     KB Home is offering to exchange a 6 3/8% Senior Note due 2011 which has been registered under the Securities Act of 1933 (each, a "note") for each validly tendered and accepted 6 3/8% Senior Note due 2011 (each, a "restricted note").

     Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus (as defined below).

     The exchange offer is made on the terms and is subject to the conditions
set forth in KB Home's prospectus dated September   , 2004 (as the same may be
amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal.

     We will not pay any fees or commissions to you for soliciting tenders of restricted notes pursuant to the exchange offer.

     We are asking you to contact your clients for whom you hold restricted notes. For your use and for forwarding to those clients, we are enclosing copies of the Prospectus, as well as a Letter of Transmittal for the restricted notes.

     We are also enclosing a printed form of letter which you may send to your clients, with space provided for obtaining their instructions with regard to the exchange offer. We urge you to contact your clients as promptly as possible.

     Any inquiries you may have with respect to the exchange offer should be addressed to the Exchange Agent at the address and telephone number set forth in the Prospectus. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

                                         Very truly yours,

                                         KB HOME

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF KB HOME OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.